Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference to the previously-filed Registration Statement on Form S-1 of our audit report dated October 14, 2025, with respect to the balance sheets of FG Imperii Acquisition Corp. as of September 30, 2025, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from September 16, 2025 (inception) to September 30, 2025.

We also consent to the reference to our firm under the “Experts” heading in such registration statement.

Spokane, Washington

December 29, 2025